Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated September 28, 2004 in respect of the financial statements of Pluristem Life Systems Inc. for the year ended June 30, 2004 and the period from inception (May 11, 2001) through June 30, 2004 in the Registration Statement (Form SB-2 dated April 26, 2005) of Pluristem Life Systems Inc. for the registration of up to 70,565,000 shares of its common stock.

/s/Kost Forer Gabbay & Kasierer

A member of Ernst & Young Global

Haifa, Israel

April 26, 2005